Exhibit 99.1

   SHELLS SEAFOOD RESTAURANTS, INC. REPORTS ANNUAL AND FOURTH QUARTER RESULTS

            SAME STORE SALES INCREASE 5.7 PERCENT DURING 4TH QUARTER

    TAMPA, Fla., Jan. 31 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) today reported that partly due to a number of non-recurring accounting charges, it incurred a net loss of $1,448,000, or $0.21 per share, for the fourth quarter ended January 2, 2005, compared to a net loss of $1,229,000 or $0.27 per share for the fourth quarter ended December 28, 2003. For the fiscal year ended January 2, 2005, Shells reported a net loss of $1,344,000 or $0.26 per share, compared to a net loss of $1,034,000 or $0.23 per share in fiscal 2003.

    Exclusive of the non-recurring items described below, the net loss for the fourth quarter of 2004 was $576,000, or $0.09 per share, compared to an $869,000 net loss or $0.19 per share for the fourth quarter of 2003. The annual 2004 net loss exclusive of the non-recurring items was $734,000 or $0.14 per share, compared to a net loss in fiscal 2003 of $765,000 or $0.17 per share.

    Same store sales for the fourth quarter of 2004 increased 5.7% from the year-ago quarter on a comparable calendar week basis, and decreased 1.6% during fiscal 2004. Adjusting for estimated hurricane-related sales losses in the third quarter of 2004, which affected the fourth quarter of 2004 with one restaurant remaining closed through mid-November, same store sales were up 6.0% for the fourth quarter of 2004 and up 0.2% for 2004.

    "We're excited that the changes we've made to enhance our food, service and ambiance are being so well received by our guests," said Shells President & CEO Leslie Christon. "People who know and enjoy fresh seafood love what they're finding when they visit Shells."

    "Our remodeled restaurants are performing well and we're currently in the process of renovating additional restaurants with Shells contemporary new look," said Christon. She noted that were it not for the impact of the hurricanes that battered Florida last fall, fiscal 2004 would have marked Shells first annual sales increase in five years.

    Revenues for the 14-week fourth quarter of 2004 increased by 3.2% to $9,293,000 from $9,008,000 in the 13-week fourth quarter of 2003. Revenues for the 53-week fiscal year of 2004 decreased by 5.6% to $41,564,000 from $44,046,000 in the 52-week fiscal year of 2003. The Company operated 25 restaurants as of the fourth quarter ended 2004, compared to 28 restaurants at the end of the fourth quarter of 2003.

    The fiscal 2004 per share results were based on 5,262,000 weighted average common shares outstanding, compared to 4,577,000 weighted average common shares outstanding during the fiscal 2003 period. Fourth quarter 2004 results were based on 6,765,000 weighted average shares outstanding, versus 4,631,000 shares for the fourth quarter of 2003.

    The results for the fourth quarter and fiscal year of 2004 included non-recurring charges of $872,000 and $610,000, respectively. Non-recurring items in the fourth quarter of 2004 consisted of financing costs of $539,000, interest expense of $265,000 relating to warrants issued to debenture holders in conjunction with the $2,375,000 financing in December 2004, a $105,000 write down of impaired assets to their estimated fair value, asset dispositions of $33,000 relating to the remodeling of restaurants and an inventory write down of $22,000; partially offset by a $92,000 gain for hurricane-related insurance settlements. Non-recurring items for fiscal 2004 also included non-recurring income of $497,000 in recognition of an accounting gain for hurricane-related insurance proceeds in excess of related expenses and losses, $161,000 for the refund and corresponding reduction in reserves for workers' compensation funding and an $89,000 gain on disposition of property; partially offset by $446,000 in interest expense relating to warrants issued in connection with the extension of the maturity dates on two $1,000,000 promissory notes and a one-time charge for severance expense of $39,000.

    The results for the fourth quarter and fiscal year of 2003 included non-recurring charges of $360,000 and $269,000, respectively. The fourth quarter of 2003 included a $360,000 write down of impaired assets to their estimated fair value. Non-recurring items for fiscal 2003 also included non-recurring income of $197,000 for the refund and corresponding reduction in reserves for workers' compensation funding; partially offset by severance expense of $70,000 and by an inventory write down of $36,000.

    The Company currently manages and operates 25 full service, neighborhood seafood restaurants in Florida under the name "Shells." Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

    In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

                        SHELLS SEAFOOD RESTAURANTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                (Unaudited)
                                          14 Weeks       13 Weeks       53 Weeks       52 Weeks
                                            Ended          Ended          Ended          Ended
                                           Jan. 2,       Dec. 28,        Jan. 2,       Dec. 28,
                                            2005           2003           2005           2003
                                        ------------   ------------   ------------   ------------
Revenues                                $      9,293   $      9,008   $     41,564   $     44,046

Costs and expenses
   Cost of sales                               3,253          2,998         14,051         14,466
   Labor and other related
    expenses                                   3,035          3,085         12,935         13,845
   Other restaurant operating
    expenses                                   2,362          2,560         10,123         11,118
   General and administrative
    expenses                                     819            770          3,249          3,387
   Depreciation and amortization                 207            277          1,058          1,077
   Provision for impairment of assets            105            360            105            360
Income (loss) from operations                   (488)        (1,042)            43           (207)

Interest expense, net                           (396)          (115)        (1,154)          (463)
Other income (expense)                          (489)            (7)            33           (100)
Loss before elimination of minority
 partner interest                             (1,373)        (1,164)        (1,078)          (770)
Elimination of minority partner
 interest                                        (75)           (65)          (266)          (264)
Net loss                                $     (1,448)  $     (1,229)  $     (1,344)  $     (1,034)

Net loss per share of common stock:
   Basic                                $      (0.21)  $      (0.27)  $      (0.26)  $      (0.23)
   Diluted                              $      (0.21)  $      (0.27)  $      (0.26)  $      (0.23)

Average number of weighted
 common shares outstanding:
   Basic                                       6,765          4,631          5,262          4,577
   Diluted                                     6,765          4,631          5,262          4,577

                        SHELLS SEAFOOD RESTAURANTS, INC.
                             (Dollars in thousands)

                                                (Unaudited)
                                          14 Weeks       13 Weeks       53 Weeks       52 Weeks
                                            Ended          Ended          Ended          Ended
                                           Jan. 2,       Dec. 28,        Jan. 2,       Dec. 28,
                                            2005           2003           2005           2003
                                        ------------   ------------   ------------   ------------
System-wide sales:
   Company-owned restaurants (1)        $      9,250   $      8,967   $     41,393   $     43,881
   Licensed restaurants (2)                    1,839          1,669          7,883          7,167
   Total                                $     11,089   $     10,636   $     49,276   $     51,048

                                           Jan. 2,       Dec. 28,
                                            2005           2003
                                        ------------   ------------
Number of restaurants
 at end of period:
   Company-owned restaurants (1)                  21             24
   Licensed restaurants (2)                        4              4
   Total                                          25             28

Balance sheet data:
   Cash                                 $      2,350   $        724
   Working capital (deficiency)               (4,639)        (3,606)
   Total assets                               13,519         11,616
   Stockholders' equity                          502          1,183

    (1) Includes one joint venture restaurant in which the Company has a 51% equity interest; includes one restaurant that was closed between September 5 and November 16, 2004 due to a fire.
    (2) Includes one restaurant that was closed between March 3 and June 23, 2003 due to a fire.

SUMMARY OF NON-RECURRING ITEMS:

                                                               (Unaudited)
                                          14 Weeks       13 Weeks       53 Weeks       52 Weeks
                                            Ended          Ended          Ended          Ended
                                           Jan. 2,       Dec. 28,        Jan. 2,       Dec. 28,
                                            2005           2003           2005           2003
                                        ------------   ------------   ------------   ------------
Net loss, as reported                   $     (1,448)  $     (1,229)  $     (1,344)  $     (1,034)
Non-recurring expense (income):
   Financing costs                               539             --            539             --
   Interest on warrants                          265             --            711             --
   Provision for impairment of
    assets                                       105            360            105            360
   Loss (gain) on disposal of
    assets                                        33             --            (56)            --
   Inventory write-down                           22             --             22             36
   Insurance proceeds on hurricane
    losses                                       (92)            --           (589)            --
   Workers' compensation reserves
    and refunds                                   --             --           (161)          (197)
   Severence pay                                  --             --             39             70

Non-recurring expenses, net             $        872   $        360   $        610   $        269
Net loss, as adjusted                   $       (576)  $       (869)  $       (734)  $       (765)

Net loss per share of common stock:
   Basic (Net loss, as reported)        $      (0.21)  $      (0.27)  $      (0.26)  $      (0.23)
   Basic (Net loss, as adjusted)        $      (0.09)  $      (0.19)  $      (0.14)  $      (0.17)

SOURCE  Shells Seafood Restaurants, Inc.
    -0-                             01/31/2005
    /CONTACT: Rick Van Warner, +1-407-628-3104, or Warren Nelson, +1-813-961-0944, both of Shells Seafood Restaurants, Inc./
    /Web site:  http://www.shellsseafood.com /


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